UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2015

Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Town Centre Way Suite 400 Knoxville, Tennessee 37919		37919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.
Merger Agreement
On August 4, 2015, Team Health Holdings, Inc., a Delaware corporation (“Parent”), Intrepid Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and IPC Healthcare, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares (i) owned by Parent or Merger Sub, (ii) held in treasury by the Company or (iii) owned by stockholders who have perfected and not withdrawn a demand for appraisal under Delaware law) will be automatically cancelled and converted into the right to receive $80.25 in cash (the “Merger Consideration”), without interest.
Consummation of the Merger is subject to customary conditions, including without limitation (i) the approval by the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) the absence of any action or proceeding by any governmental entity which has the effect of enjoining, making illegal or otherwise prohibiting or preventing the Merger or the consummation thereof and (iii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).
The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $47 million.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial or other information about Parent, the Company or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Parent’s and the

Company’s investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Parent, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Parent and the Company.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated by reference herein.
Debt Commitment Letter
Concurrently, and in connection with entering into the Merger Agreement, Parent and Team Health, Inc., a Tennessee corporation (the “Borrower”), entered into a debt commitment letter (the “Debt Commitment Letter”) with Citigroup Global Markets Inc. (“Citi”), pursuant to which, subject to the conditions set forth therein, Citi has committed to provide either (a) a term-B facility of $965 million to be obtained pursuant to amendments to the Borrower’s existing credit agreement (the “Backstopped Amendments”), or (b) to the extent the Backstopped Amendments are not obtained, to refinance the existing senior secured credit facilities consisting of a revolving credit facility of $650 million, a term-A facility of $588.75 million and a term-B facility of $965 million (together, the “Facilities”) and (2) senior unsecured increasing rate loans under a new senior unsecured bridge facility of $545 million (the Facilities, together with the unsecured increasing rate loans, the “Debt Financing”). The proceeds of the Debt Financing will be used to partially finance the aggregate Merger Consideration, repay or redeem the existing indebtedness of the Company, pay costs and expenses related to the Merger and finance the ongoing working capital and other general corporate purposes of Parent and its subsidiaries, after consummation of the Merger.
Citi and certain of its affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
The foregoing description of the Debt Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 10.1, which is incorporated by reference herein.
Item 7.01.    Regulation FD Disclosure
A copy of the press release announcing, among other things, Parent’s execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.
2.1	Agreement and Plan of Merger, dated as of August 4, 2015, by and among Team Health Holdings, Inc., Intrepid Merger Sub, Inc. and IPC Healthcare, Inc.

10.1	Debt Commitment Letter, dated as of August 4, 2015, among Team Health Holdings, Inc., Team Health, Inc. and Citigroup Global Markets Inc.

99.1	Joint Press Release of Team Health Holdings, Inc. and IPC Healthcare, Inc., dated as of August 4, 2015, announcing the execution of the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEAM HEALTH HOLDINGS, INC.

By:    /S/ David P. Jones
Name:    David P. Jones

Title:	Executive Vice President and Chief Financial Officer

August 4, 2015

EXHIBIT INDEX

Exhibit No.
2.1	Agreement and Plan of Merger, dated as of August 4, 2015, by and among Team Health Holdings, Inc., Intrepid Merger Sub, Inc. and IPC Healthcare, Inc.

10.1	Debt Commitment Letter, dated as of August 4, 2015, among Team Health Holdings, Inc., Team Health, Inc. and Citigroup Global Markets Inc..

99.1	Joint Press Release of Team Health Holdings, Inc. and IPC Healthcare, Inc., dated as of August 4, 2015, announcing the execution of the Merger Agreement.